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                                                                      Exhibit 11

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the following with respect to Post Effective Amendment No. 2 to the Registration Statement (No. 33-94022) on Form N-1A under the Securities Act of 1933, as amended, of Life Cycle Mutual Funds, Inc. (Equity Fund, Bond Fund, Retirement Income Fund, and Harvest Fund):


     o The inclusion of our report dated September 25, 1996 accompanying the financial statements and financial highlights of Life Cycle Mutual Funds, Inc. (Equity Fund, Bond Fund, Retirement Income Fund, and Harvest Fund) in the Statement of Additional Information.


     o The reference to our Firm under the heading "Counsel and Independent Auditors" in the prospectus and under the headings "Counsel and Independent Auditors" and "Financial Statements" in the Statement of Additional Information.


/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.


2400 Eleven Penn Center
Philadelphia, Pennsylvania
October 3, 1996